UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2023

FIVE POINT HOLDINGS, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 FivePoint, 4th Floor, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares	FPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Third Supplemental Indenture

On December 22, 2023, Five Point Operating Company, LP, a Delaware limited partnership through which Five Point Holdings, LLC (the “Company”) owns all of its assets and conducts all of its operations (the “Issuer”), and Five Point Capital Corp., a Delaware corporation and wholly owned subsidiary of the Issuer (together with the Issuer, the “Issuers”), entered into a third supplemental indenture (the “Third Supplemental Indenture”) among the Issuers, the Guarantors party thereto (the “Guarantors”), and Computershare Trust Company, N.A. (the “Trustee”), to that certain Indenture dated November 22, 2017, among the Issuers, the guarantors party thereto, and the Trustee (as successor to Wells Fargo Bank, National Association) (as supplemented, the “Indenture”), relating to the Issuers’ 7.875% Senior Notes due 2025 (the “Existing Notes”).

The Third Supplemental Indenture was entered into to effectuate the amendments (the “Proposed Amendments”) to the Indenture for which consents were solicited in the previously announced private exchange offer and consent solicitation with respect to the Existing Notes (the “Exchange Offer”). As of 5:00 p.m., New York City time, on December 22, 2023 (the “Early Participation Deadline”), the Issuers had received valid consents from $623,389,000 aggregate principal amount of the Existing Notes, representing approximately 99.74% of the outstanding principal amount of the Existing Notes, which amount was sufficient to constitute the requisite consents to approve the Proposed Amendments. Following the Early Participation Deadline, the consents received were not able to be revoked.

The Third Supplemental Indenture amends the Indenture to, among other things, eliminate substantially all of the restrictive covenants and certain events of default and related provisions with respect to the Existing Notes.

The Third Supplemental Indenture was effective upon execution but will only become operative upon the settlement date of the exchange offer.

A copy of the Third Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the Third Supplemental Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the Third Supplemental Indenture.

Item 8.01	Other Events.

On December 22, 2023, the Company issued a press release announcing the Early Participation Deadline results for the Exchange Offer. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of December 22, 2023, among Five Point Operating Company, LP, Five Point Capital Corp., the Guarantors party thereto, and Computershare Trust Company, N.A., as trustee.

99.1	Press release, dated December 22, 2023, entitled “Five Point Holdings, LLC Announces Early Participation Deadline Results for the Previously Announced Exchange Offer and Consent Solicitation”.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIVE POINT HOLDINGS, LLC

Date: December 26, 2023	By:	/s/ Michael Alvarado
	Name:	Michael Alvarado
	Title:	Chief Legal Officer, Vice President and Secretary